Exhibit 99.1

Empery Digital Announces Update on Share Repurchase Program

Empery Digital Has Repurchased Over 5.9 Million Shares

AUSTIN, Texas – October 6, 2025 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today announced an update on its previously authorized share repurchase program.

As of October 3, 2025, the Company has repurchased 5,911,309 shares of its common stock under its $100 million share repurchase program, at an average purchase price per share of $7.55, including all fees and commissions. This represents approximately the maximum number of shares permitted to be repurchased in the open market pursuant to applicable securities laws since August 18, 2025. Following these repurchases, approximately $55 million remains available for future repurchases under the Company’s existing share repurchase program.

Since August 18, 2025, the Company has repurchased over 11% of its outstanding shares1 and increased the net asset value (NAV) per outstanding share by 7.2% relative to bitcoin spot price appreciation of 5.2% over the same period. Management remains committed to increasing bitcoin per share through accretive share repurchases at prices below NAV to continue to generate value for its shareholders.

See real-time NAV Metrics and other meaningful information on our dashboard here: https://www.emperydigital.com/treasury-dashboard

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1. Total outstanding shares includes outstanding shares of common stock and pre-funded warrants.

About Empery Digital Inc.

Built on Principles, Powered by Blockchain

Empery Digital empowers progress by unlocking the transformative potential of digital asset management through blockchain. The Company employs a bitcoin treasury strategy focused on aggregating bitcoin and maximizing bitcoin per share while working to build a future where blockchain is the foundation of growth through transparency, efficiency, and accountability. As a company they apply themselves relentlessly by making disciplined decisions that drive long-term value for shareholders. For them, Bitcoin is not just another crypto format and blockchain isn’t just another tool, they’re fundamental drivers of progress.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including statements relating to whether, and on what terms, we will be able to borrow funds from the uncommitted revolving credit agreement for making share repurchases if our common stock is trading below NAV and potential future share repurchases. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company's operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company's stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the U.S. Securities and Exchange Commission, including those identified under the heading “Risk Factors” in the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025.

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We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts

For Sales sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

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